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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

February 4, 2002
(Date of Report, date of earliest event reported)

Stage Stores, Inc.
(Exact name of registrant as specified in its charter)

000-21011
(Commission File Number)
NEVADA (State or other jurisdiction of incorporation)	91-1826900 (I.R.S. Employer Identification No.)
10201 Main Street, Houston, Texas (Address of principal executive offices)	77025 (Zip Code)

(713) 667-5601
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. Other Events and Regulation FD Disclosure.

The Company was created on August 24, 2001 after the Company's predecessors in interest (the "Debtors") were reorganized pursuant to a joint plan of reorganization approved by the United States Bankruptcy Court for the Southern District of Texas (the "Bankruptcy Court"). The bankruptcy cases were filed on June 1, 2000. The Debtors filed their initial plan of reorganization and disclosure statement in April, 2001. The plan and disclosure statement clearly stated that under the terms of the plan, existing shareholders in the old Stage Stores, Inc. entity would receive no distribution, and their stock would be canceled.

In May 2001, nearly one year after the bankruptcy cases were filed, and after the initial disclosure statement and plan of reorganization had been filed, Dov Avni Kaminetzky ("Kaminetzky"), purchased some shares of stock in the old Stage Stores, Inc. Debtor company. After purchasing such shares, Kaminetzky proceeded to file a number of pleadings in the Bankruptcy Court seeking various forms of relief, and filed objections to the disclosure statement previously filed by the Debtors. Ultimately the Bankruptcy Court approved the disclosure statement, confirmed the plan, and denied the various motions for relief filed by Kaminetzky. Subsequently, Kaminetzky appealed the order confirming the Debtors' plan of reorganization (the "Confirmation Order") to the United States District Court for the Southern District of Texas, and requested the Bankruptcy Court to stay the implementation of the confirmed plan pending the outcome of the appeal. The Bankruptcy Court denied Kaminetzky's request for a stay pending appeal and subsequently sanctioned Kaminetzky on September 25, 2001 for the various actions he took in the Debtors' chapter 11 proceeding (the "Sanction Order"). Pursuant to the Sanction Order, the Company was granted a judgment against Kaminetzky in the amount of $396,028.65. Attached hereto are copies of the Sanction Order, and the Bankruptcy Court's order and findings denying the request to stay implementation of the plan, which set forth with more specificity the actions taken by Kaminetzky during the bankruptcy cases, and their subsequent disposition.

Notwithstanding the entry of the orders described above, on February 4, 2002, Kaminetzky filed an adversary proceeding in the Bankruptcy Court (Case. No. 02-3062) against the Company and one of the Company's directors. The lawsuit seeks revocation of the Confirmation Order and requests other relief. The Company believes that the allegations of Mr. Kaminetzky are wholly without merit, and, substantively advance many of the same allegations that were rejected by the Bankruptcy Court in connection with the proceedings that resulted in the Sanction Order. The Company intends to vigorously defend the adversary proceeding and to seek additional sanctions against Mr. Kaminetzky in such lawsuit.

ITEM 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.       Exhibit

99.1                 Findings, Conclusions and Reasons For Denial of Stay Pending Appeal (doc #1686 and 1694), Order for

                        Kaminetzky to Inform Appellate Court of Sanctions, and Order for Kaminetzky to Show Cause Why

                        Sanctions Should Not Be Imposed (entered August 23, 2001).

99.2                 Order Denying Stay Pending Appeal (doc #1686 and 1694), Denying Debtor's Expedited Motion for

                        Special  Setting (doc # 1703), Ordering Kaminetzky to Inform Appellate Court of Sanctions, and For

                        Kaminetzky to ShowCause Why Sanctions Should Not Be Imposed (entered August 23, 2001).

99.3                 Order Awarding Sanctions Against Dov Avni Kaminetzky (entered September 25, 2001).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                                                                 STAGE STORES, INC.

February 15, 2002                                                                                                    /s/ Michael E. McCreery
(Date)                                                                                                                       Michael E. McCreery
                                                                                                                                 Executive Vice President and
                                                                                                                                 Chief Financial Officer